                                                         Exhibit No. EX-99.e.1.i

                                    EXHIBIT A

     THIS  EXHIBIT  A,  dated as of May 25,  2006 is  Exhibit A to that  certain
Underwriting Agreement dated as of July 1, 2005, between MFDI and MGI Funds.

                                   PORTFOLIOS

                       MGI US Large Cap Growth Equity Fund
                       MGI US Large Cap Value Equity Fund
                     MGI US Small/Mid Cap Growth Equity Fund
                     MGI US Small/Mid Cap Value Equity Fund
                           MGI Non-US Core Equity Fund
                        MGI High Yield Fixed Income Fund
                    MGI Core Opportunistic Fixed Income Fund
                     MGI US Short Maturity Fixed Income Fund